EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 9, 2001 relating to the financial statements, which appears in Closure Medical Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.



/s/  PRICEWATERHOUSECOOPERS LLP
Raleigh, North Carolina
April 5, 2001